Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of Kartoon Studios, Inc. of our report dated April 12, 2023, relating to the consolidated financial statements of Genius Brands International, Inc. (n/k/a Kartoon Studios, Inc.), appearing in the Annual Report on Form 10-K of Genius Brands International, Inc. (n/k/a Kartoon Studios, Inc.) for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California

November 17, 2023